                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                    MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                    Maryland                      52-0904511

            (State of incorporation            (I.R.S. employer
            if not a national bank)           identification no.)

                2 Hopkins Plaza
              Baltimore, Maryland                    21201

        (Address of trustee's principal           (Zip Code)
              executive offices)


                       GENERAL ELECTRIC CAPITAL CORPORATION
                 (Exact name of obligor specified in its charter)


                   New York                       13-1500700

        (State or other jurisdiction of        (I.R.S. employer
        incorporation or organization)        identification no.)

              570 Lexington Ave.
              New York, New York                     10022


             (Address of principal                (Zip Code)
              executive offices)

                                      NOTES

                       (Title of the indenture securities)

Item 1.   General  Information.

               Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Deposit Insurance Corporation, Washington D.C.
               Bank Commissioner for the State of Maryland, Baltimore, Maryland

     (b) Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor and Underwriters.

               If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation:

               None.  (See Note on page 5)

Item 3.   Voting Securities of the Trustee.

               Furnish the following information as to each class of voting securities of the trustee:

                     As of August 24, 1994

                  Col. A                             Col. B
               Title of Class                  Amount Outstanding
               Capital Stock
               par value $10 per share           545,000 shares

Item 4.   Trusteeships under Other Indentures.

               If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture

               Medium Term Notes, Series A
               Medium Term Notes, Series B
               Global Medium Term Notes, Series A
               Global Medium Term Notes, Series B
               Global Medium Term Notes, Series C

               Variable Denomination Floating Rate Demand Notes
               California Alternative Energy Source Financing Authority
                Cogeneration Facility Revenue Bonds

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               All securities isssued under either indenture are unsecured debt obligations which rank pari passu.


Item 5.   Interlocking Directorates and Similar Relationships with
               the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.


               (See Note on page 5)


Item 6.   Voting Securities of the Trustee Owned by the Obligor or
               its Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                      As of August 24, 1994

          The amount of voting securities of the trustee owned beneficially by the obligor and its directors and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the trustee.

               (See Note on page 5)

Item 7.   Voting Securities of the Trustee Owned by Underwriters
               or their Officials.

             Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                      As of August 24, 1994

               The amount of voting securities of the trustee owned beneficially by each underwriter for the obligor and its directors and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the trustee.

                      (See Note on page 5.)


Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                      As of August 24, 1994

          The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of the obligor in excess of one percent of the outstanding securities of such class.

                            (See Note on page 5)


Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                   As of August 24, 1994

               The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of an underwriter for the obligor in excess of one percent of the outstanding securities of such class.

                  (See Note on page 5)


Item 10.            Ownership of Holdings by the Trustee of Voting Securities
               of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                      As of August 24, 1994

               The trustee does not own beneficially or hold as collateral security for obligations in default any voting securities of any class of person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, in excess of one percent of the outstanding voting securities of such class.

                 (Note on page 5)


Item 11.  Ownership of Holdings by the Trustee of any Securities
               of a Person Owning 50 Percent of More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                      As of August 24, 1994

               The trustee does not own beneficially of hold as collateral security for obligations in default any securities of any class of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, in excess of one percent of the outstanding securities of such class.

                              (Note on page 5)


Item 12.            List of Exhibits

               Listed below all exhibits filed as a part of this statement of eligibility and qualification.

     T-1 (a) Articles of Incorporation of the trustee as now in effect (incorporated by reference to Exhibit 1 to Form T-
1 Statement. File No. 22-13958 filed in conjunction with
          Registration No. 2-98443).
               (b) Articles of Amendment to the Articles of Incorporation of the Trustee dated May 7, 1986.

     T-2 Certificate of authority of trustee to commence business (incorporated by reference to Exhibit 2 to Form T-1
          Statement. File No. 22-13958 filed in conjunction with Registration No. 2-98443).

     T-3 Authorization of the trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-
1 Statement. File No. 22-13958 filed in conjunction with
          Registration No. 2-98443).

     T-4  Bylaws of the trustee, as now in effect.

     T-5  Not Applicable.

     T-6 The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                              NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to

Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to those Items are based upon incomplete information. Items 2, 5, 6, 7, 8, 9, 10, and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

     In answering any items in this statement of eligibility and qualification which relate to matters peculiarly within the knowledge of the obligor, or its directors or officers, or an underwriter for the obligor, the trustee has relied and will rely upon information furnished to it by the obligor and the underwriter.


                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Reform Act of 1990, Mercantile-Safe Deposit and Trust Company, a corporation organized and existing under the laws of the State of Maryland, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore, Maryland on the 24th day of August, 1994.


                         Mercantile-Safe Deposit and Trust Company


                         By:  /s/  Robert D. Brown
                              ------------------------------
                                   Robert D. Brown
                                   Corporate Trust Officer

                       CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Reform Act of 1990, we hereby consent that reports of examinations of the trustee by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                         Mercantile-Safe Deposit and Trust Company


                         By:  /s/  Robert D. Brown
                              ------------------------------
                                   Robert D. Brown
                                   Corporate Trust Officer


Dated:  August 24, 1994